SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

June 5, 2003

V. I. TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-24241	11-3238476
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification no.)

134 Coolidge Avenue

Watertown, Massachusetts 02472

(617) 926-1551

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

ITEM 5.    OTHER ITEMS

On June 5, 2003, V.I. Technologies, Inc. (“Vitex” or the “Company”) announced that it had completed the closing and funding of its recent $18.4 million equity financing. This included the Pall Corporation (“Pall”) equity milestone investment of $4 million and Vitex’s shareholder rights offering which raised $14.4 million.

A copy of the Vitex press release dated June 5, 2003 is attached as Exhibit 99.1 to this current report on Form 8-K and is incorporated herein by reference.

Also attached, as Exhibit 99.2 to this current report on Form 8-K and incorporated herein by reference, is an unaudited Pro Forma Consolidated Condensed Balance Sheet (the “Balance Sheet”) at March 29, 2003, the date of the Company’s most recent fiscal quarter-end. This Balance Sheet gives effect to the $18.4 million equity financing and the repayment of the $5 million revolving credit facility provided by Pall Corporation as if these events had occurred at March 29, 2003. The Balance Sheet has been prepared for informational purposes only.

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits:

99.1	Press release of V.I. Technologies, Inc. dated June 5, 2003.
99.2	Unaudited pro forma consolidated condensed balance sheet at March 29, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

V. I. TECHNOLOGIES, INC.

Dated: June 5, 2003	By:	/s/ THOMAS T. HIGGINS
Thomas T. Higgins, Chief Financial Officer and Executive Vice President, Operations

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release of V.I. Technologies, Inc. dated June 5, 2003.
99.2	Unaudited pro forma consolidated condensed balance sheet at March 29, 2003.